Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888
METLIFE ANNOUNCES SECOND QUARTER 2011 RESULTS
— Operating Earnings of $1.3 Billion ($1.24 per share), up 45% from 2Q 2010 —
— Net Income of $1.2 Billion ($1.13 per share), down 21% from 2Q 2010 on Lower Net Derivative Gains —
— Record Premiums, Fees & Other Revenues of $11.8 Billion —
— Book Value Per Share Increases 7% Over 2Q 2010 —
NEW YORK, July 28, 2011 — MetLife, Inc. (NYSE: MET) today reported second quarter 2011 net income of $1.2 billion, or $1.13 per share, and operating earnings1 of $1.3 billion, or $1.24 per share.
“MetLife delivered strong results during the second quarter,” said Steven A. Kandarian, president and chief executive officer of MetLife, Inc. “We grew earnings per share by 13% over the prior-year quarter while generating a record $11.8 billion in premiums, fees and other revenues. The fact that we were able to deliver these results despite losses from natural disasters in the United States and Japan is a testament to the earnings power of MetLife’s diverse portfolio of businesses. Our Alico integration work is proceeding on plan and we’re well positioned for continued profitable growth that adds shareholder value.”

[1]	Information regarding the non-GAAP financial measures included in this press release and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Second Quarter 2011 Quarterly Financial Supplement.

SECOND QUARTER 2011 SUMMARY
•	Operating earnings of $1.3 billion, or $1.24 per share, reflecting:
o	strong variable investment income, which was above the plan range by $46 million, or $0.04 per share, after tax and the impact of deferred acquisition costs (DAC)
o	severe storm-related catastrophe losses in the Auto & Home business that were $137 million ($0.13 per share), after tax, higher than the company’s quarterly plan provision of $37 million
o	additional insurance claims and increased operating expenses of $44 million ($0.04 per share), after tax, due to the March 11 earthquake in Japan
•	U.S. annuity sales of $7.3 billion, up 48% over the second quarter of 2010, driven by strong demand for variable annuities

•	Total International* sales more than doubled on a reported basis over the second quarter of 2010 and were up 25% compared with combined MetLife and Alico second quarter 2010 results

•	Premiums, fees & other revenues of $11.8 billion, up 38% over the second quarter of 2010, largely due to the acquisition of Alico, and up 8% over the first quarter of 2011 due to growth in both the U.S. and International businesses

($ in millions, except per share data)	For the three months ended June 30,
	2011	2010	Change
Premiums, fees & other revenues	$11,792	$8,551	38%
Total operating revenues	$16,885	$12,671	33%
Net income	$1,206	$1,526	(21)%
Net income per share	$1.13	$1.84	(39)%
Operating earnings	$1,329	$914	45%
Operating earnings per share	$1.24	$1.10	13%
Book value per share	$48.48	$45.51	7%
Book value per share excluding AOCI	$45.31	$44.50	2%

*	International’s second quarter 2011 results reflect Alico operations from March 1, 2011 through May 31, 2011 due to Alico’s fiscal year beginning on December 1.
BUSINESS SEGMENT DISCUSSIONS
All comparisons of second quarter 2011 results in the segment discussions that follow are with the second quarter of 2010, unless otherwise noted. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release and in the Second Quarter 2011 Quarterly Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

U.S. BUSINESS
•	U.S. Business operating earnings of $908 million, up 12% due to increases in Insurance Products, Retirement Products and Corporate Benefit Funding

•	Variable annuity sales of almost $7.0 billion, up 55%

•	Excellent underwriting results in group life as well as continued improvement in non-medical health, particularly in the dental business

•	Premiums, fees & other revenues of $7.6 billion, up 6% due to premium growth in Corporate Benefit Funding and higher fee revenue in Retirement Products
Insurance Products
Operating earnings for Insurance Products — which includes group life, individual life and non-medical health insurance — were $449 million, up 22% due to increases in all three business lines. In particular, the rise in earnings was driven by record underwriting results in group life, solid underwriting in non-medical health and higher net investment income. Premiums, fees & other revenues for Insurance Products were $5.0 billion, relatively unchanged.
Retirement Products
Operating earnings for Retirement Products — which includes the company’s U.S. annuity products — were $201 million, up 48% driven by higher separate account fee income. Total annuity sales increased 48% to $7.3 billion, driven by strong growth in variable annuities across all distribution channels. In addition, total annuity net flows were very strong at $3.8 billion and higher than in both the first quarter of 2011 and the second quarter of 2010. Premiums, fees & other revenues for Retirement Products were $937 million, up 15% due to higher fee income.
Corporate Benefit Funding
Operating earnings for Corporate Benefit Funding — which includes the U.S. and U.K. pension closeout businesses, structured settlements and other benefit funding products — were $314 million, up 34% primarily due to higher net investment income. Total general and separate accounts grew a combined 12% to reach $162.9 billion. Premiums, fees & other revenues for Corporate Benefit Funding were $900 million, up 53% due to higher pension closeout sales (which fluctuate from quarter to quarter) and higher structured settlement sales.
Auto & Home
Auto & Home had an operating loss of $56 million, compared with operating earnings of $73 million as unusually heavy storm activity contributed to catastrophe losses of $174 million, after tax — $137 million higher than the company’s quarterly plan provision. The higher losses in the second quarter of 2011 were partially offset by favorable non-catastrophe claim development related to prior accident years of $17 million, after tax, compared with $12 million, after tax, in the second quarter of 2010. Excluding catastrophes, Auto & Home’s combined ratio was strong at 85.7%, compared with 85.5%. Net written premiums for Auto & Home were $778 million, up 2%.

INTERNATIONAL BUSINESS
•	International operating earnings of $507 million, up from $142 million largely due to the acquisition of Alico

•	Total International sales up 25%, including a 28% increase in Japan, compared with combined MetLife and Alico second quarter 2010 results

•	Premiums, fees & other revenues of $4.0 billion, up 4% over the first quarter of 2011 and reflecting strong performance in Japan and Latin America as well as the positive impact of foreign currency exchange rates
Japan
Operating earnings in Japan were $245 million, reflecting strong business performance and high net investment income and partially reduced by the previously mentioned claims and expenses due to the March earthquake. Premiums, fees & other revenues in Japan were up 5% over the first quarter of 2011 at $1.8 billion and reflect strong sales in life and accident & health insurance, particularly through face to face distribution channels, as well as improved persistency.
Other International Regions
Operating earnings in the Other International Regions were $262 million, up 85%, while premiums, fees & other revenues grew to $2.2 billion. The increase in both earnings and revenues was largely due to the Alico acquisition. In Latin America, growth in the accident and health business across the region and in the institutional business in Mexico also contributed to the increase in the segment’s premiums, fees and other revenues.
BANKING, CORPORATE & OTHER
Operating earnings for MetLife Bank were $14 million, down from $67 million, reflecting higher expenses as well as lower mortgage origination and refinancing. MetLife Bank operating revenues were down 8% to $311 million. At June 30, 2011, total assets were $16.5 billion (including deposits of $10.0 billion), up 13% from June 30, 2010. On July 21, MetLife announced that it is exploring the sale of MetLife Bank’s depository business, which includes savings accounts, certificates of deposit and money market accounts. MetLife plans to continue offering residential mortgages.
Corporate & Other had an operating loss of $100 million, compared with an operating loss of $108 million. Results in the second quarter of 2011 benefited from higher net investment income.
INVESTMENTS
•	Investment portfolio of $466.2 billion, up from $359.6 billion at June 30, 2010 largely due to the acquisition of Alico

•	Strong net investment income of $5.1 billion, up 24%

•	Investment portfolio loss of $38 million, after tax (including impairments of $77 million, after tax), compared with an investment portfolio loss of $41 million, after tax
Net investment income was $5.1 billion, up 24% from the second quarter of 2010 and up 5% from the first quarter of 2011. During the second quarter of 2011, variable investment income was $425 million ($269 million, after tax and the impact of DAC), driven by strong performance from securities lending and private equity funds.
For the quarter, MetLife reported a $38 million, after tax, investment portfolio loss. The company also reported $189 million, after tax, in derivative gains primarily due to lower interest rates. In the second quarter of 2010, MetLife reported $782 million, after tax, in derivative gains. MetLife uses derivatives in connection with its broader portfolio management strategy to hedge a number of risks, including changes in interest rates and fluctuations in foreign currencies. Movement in interest rates, foreign currencies and MetLife’s own credit spread — which impacts the valuation of certain insurance liabilities — can generate derivative gains or losses. Derivative gains or losses related to MetLife’s own credit spread do not have an economic impact on the company.
Earnings Conference Call
MetLife will hold its second quarter 2011 earnings conference call and audio Webcast on Friday, July 29, 2011, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1011 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Friday, July 29, 2011, until Friday, August 5, 2011 at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 169215. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.
Non-GAAP and Other Financial Disclosures
All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share and book value per share should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and book value per common share, respectively.
Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources and, consistent with accounting principles generally accepted in the United States of America (“GAAP”) accounting guidance for segment reporting, it is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.
Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues exclude net investment gains (losses) and net derivative gains (losses). The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:
•	Universal life and investment-type product policy fees exclude the amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses) and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”);

•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.
The following adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:
•	Policyholder benefits and claims and policyholder dividends exclude: (i) changes in the policyholder dividend obligation related to net investment gains (losses) and net derivative gains (losses), (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (“GMIB Costs”), and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”);

•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (“VOBA”) excludes amounts related to: (i) net investment gains (losses) and net derivative gains (losses), (ii) GMIB Fees and GMIB Costs and (iii) Market Value Adjustments;

•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses exclude costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) business combinations.
MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results from operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding accumulated other comprehensive income (loss) (“AOCI”) and book value per diluted common share, excluding AOCI should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP net income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share and book value per diluted share, respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Second Quarter 2011 Quarterly Financial Supplement and in the tables that accompany this earnings press release.
Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.
About MetLife
MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 60 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (3) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) impact of comprehensive financial services regulation reform on us; (5) exposure to financial and capital market risk; (6) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (7) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (8) investment losses and defaults, and changes to investment valuations; (9) impairments of goodwill and realized losses or market value impairments to illiquid assets; (10) defaults on our mortgage loans;

(11) the impairment of other financial institutions that could adversely affect our investments or business; (12) our ability to address unforeseen liabilities, asset impairments, loss of key contractual relationships, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (13) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (14) uncertainty with respect to any incremental tax benefits resulting from the elections made for ALICO and certain of its subsidiaries under Section 338 of the U.S. Internal Revenue Code of 1986, as amended; (15) the dilutive impact on our stockholders resulting from the issuance of equity securities in connection with the acquisition of ALICO or otherwise; (16) economic, political, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (17) our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (18) downgrades in our claims paying ability, financial strength or credit ratings; (19) ineffectiveness of risk management policies and procedures; (20) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (21) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (22) catastrophe losses; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (24) unanticipated changes in industry trends; (25) changes in accounting standards, practices and/or policies; (26) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (27) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (29) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (30) adverse results or other consequences from litigation, arbitration or regulatory investigations; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others, (32) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (33) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, impair our ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (34) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems and management continuity planning which could impair our ability to conduct business effectively; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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MetLife, Inc.
Interim Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In millions)
Revenues
Premiums	$9,294	$6,584	$17,848	$13,372
Universal life and investment-type product policy fees	1,969	1,482	3,858	2,887
Net investment income	5,098	4,061	10,414	8,381
Other revenues	592	544	1,158	1,057
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(298)	(244)	(430)	(395)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	175	98	184	157
Other net investment gains (losses)	(32)	132	(8)	256

Total net investment gains (losses)	(155)	(14)	(254)	18

Net derivative gains (losses)	352	1,481	37	1,522

Total revenues	17,150	14,138	33,061	27,237

Expenses
Policyholder benefits and claims	9,119	6,930	17,350	14,394
Interest credited to policyholder account balances	1,442	1,048	3,366	2,190
Policyholder dividends	374	388	746	765
Other expenses	4,495	3,409	8,397	6,341

Total expenses	15,430	11,775	29,859	23,690

Income (loss) from continuing operations before provision for income tax	1,720	2,363	3,202	3,547
Provision for income tax expense (benefit)	519	827	947	1,183

Income (loss) from continuing operations, net of income tax	1,201	1,536	2,255	2,364
Income (loss) from discontinued operations, net of income tax	29	11	(12)	17

Net income (loss)	1,230	1,547	2,243	2,381
Less: Net income (loss) attributable to noncontrolling interests	(7)	(10)	—	(11)

Net income (loss) attributable to MetLife, Inc.	1,237	1,557	2,243	2,392
Less: Preferred stock dividends	31	31	61	61
Preferred stock redemption premium	—	—	146	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,206	$1,526	$2,036	$2,331

Reconciliation to Operating Earnings Available to Common Shareholders
Net income (loss) available to MetLife, Inc.’s common shareholders	$1,206	$1,526	$2,036	$2,331

Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	(155)	(14)	(254)	18
Less: Net derivative gains (losses)	352	1,481	37	1,522
Less: Other adjustments to continuing operations	(417)	(405)	(584)	(580)
Less: Provision for income tax (expense) benefit	61	(471)	248	(435)
Less: Income (loss) from discontinued operations, net of income tax	29	11	(12)	17
Add: Net income (loss) attributable to noncontrolling interests	(7)	(10)	—	(11)
Add: Preferred stock redemption premium	—	—	146	—

Operating earnings available to common shareholders	$1,329	$914	$2,747	$1,778

Reconciliation of GAAP revenues to operating revenues and GAAP expenses to operating expenses

Total revenues	$17,150	$14,138	$33,061	$27,237
Less: Net investment gains (losses)	(155)	(14)	(254)	18
Less: Net derivative gains (losses)	352	1,481	37	1,522
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	1	7	(2)	6
Less: Other adjustments to revenues	67	(7)	571	90

Total operating revenues	$16,885	$12,671	$32,709	$25,601

Total expenses	$15,430	$11,775	$29,859	$23,690
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	124	212	94	226
Less: Other adjustments to expenses	361	193	1,059	450

Total operating expenses	$14,945	$11,370	$28,706	$23,014

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Diluted Earnings Per Common Share Calculation:
Net income (loss) available to MetLife, Inc.’s common shareholders per common share — diluted	$1.13	$1.84	$1.90	$2.81
Less: Net investment gains (losses)	(0.14)	(0.02)	(0.24)	0.02
Less: Net derivative gains (losses)	0.33	1.79	0.03	1.84
Less: Other adjustments to continuing operations	(0.40)	(0.48)	(0.54)	(0.70)
Less: Provision for income tax (expense) benefit	0.06	(0.57)	0.23	(0.52)
Less: Income (loss) from discontinued operations, net of income tax	0.03	0.01	(0.01)	0.02
Add: Net income (loss) attributable to noncontrolling interest	(0.01)	(0.01)	—	(0.01)
Add: Preferred stock redemption premium	—	—	0.14	—

Operating earnings available to common shareholders per common share — diluted	$1.24	$1.10	$2.57	$2.14

Weighted average common shares outstanding — diluted	1,071.0	830.5	1,069.9	829.2

	For the Six Months Ended
	June 30,
	2011	2010
Book Value Per Common Share Calculation:
Book value per common share — (actual common shares outstanding)	$48.48	$45.51
Less: Accumulated other comprehensive income (loss) per common share	3.17	1.01

Book value per common share, excluding accumulated other comprehensive income (loss) — (actual common shares outstanding)	$45.31	$44.50

Common shares outstanding, end of period	1,057.4	820.4

MetLife, Inc.
Reconciliations of Net Income (Loss) Available to Common Shareholders to Operating Earnings Available to Common Shareholders
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(In millions)		(In millions)
Total U.S. Business Operations:
Net income (loss) available to MetLife, Inc.’s common shareholders	$1,163	$1,523	$1,888	$2,320
Less: Net investment gains (losses)	27	83	85	157
Less: Net derivative gains (losses)	477	1,149	174	1,203
Less: Other adjustments to continuing operations	(152)	(139)	(220)	(259)
Less: Provision for income tax (expense) benefit	(124)	(389)	(14)	(394)
Less: Income (loss) from discontinued operations, net of income tax	27	7	47	10
Add: Net income (loss) attributable to noncontrolling interest	—	1	—	1

Operating earnings available to common shareholders	$908	$813	$1,816	$1,604

Insurance Products:
Net income (loss) available to MetLife, Inc.’s common shareholders	$589	$715	$840	$1,004
Less: Net investment gains (losses)	3	(4)	40	9
Less: Net derivative gains (losses)	261	605	92	625
Less: Other adjustments to continuing operations	(58)	(69)	(110)	(117)
Less: Provision for income tax (expense) benefit	(73)	(187)	(8)	(182)
Less: Income (loss) from discontinued operations, net of income tax	7	1	27	2

Operating earnings available to common shareholders	$449	$369	$799	$667

Retirement Products:
Net income (loss) available to MetLife, Inc.’s common shareholders	$332	$401	$506	$597
Less: Net investment gains (losses)	42	70	51	91
Less: Net derivative gains (losses)	271	418	264	511
Less: Other adjustments to continuing operations	(111)	(78)	(171)	(201)
Less: Provision for income tax (expense) benefit	(71)	(145)	(51)	(141)

Operating earnings available to common shareholders	$201	$136	$413	$337

Corporate Benefit Funding:
Net income (loss) available to MetLife, Inc.’s common shareholders	$304	$335	$547	$576
Less: Net investment gains (losses)	(12)	16	—	57
Less: Net derivative gains (losses)	(52)	129	(179)	70
Less: Other adjustments to continuing operations	17	8	61	59
Less: Provision for income tax (expense) benefit	17	(58)	42	(72)
Less: Income (loss) from discontinued operations, net of income tax	20	6	20	8
Add: Net income (loss) attributable to noncontrolling interest	—	1	—	1

Operating earnings available to common shareholders	$314	$235	$603	$455

Auto & Home:
Net income (loss) available to MetLife, Inc.’s common shareholders	$(62)	$72	$(5)	$143
Less: Net investment gains (losses)	(6)	1	(6)	—
Less: Net derivative gains (losses)	(3)	(3)	(3)	(3)
Less: Provision for income tax (expense) benefit	3	1	3	1

Operating earnings available to common shareholders	$(56)	$73	$1	$145

Total International Operations:
Net income (loss) available to MetLife, Inc.’s common shareholders	$250	$80	$649	$193
Less: Net investment gains (losses)	(80)	5	(239)	(29)
Less: Net derivative gains (losses)	(126)	260	(58)	266
Less: Other adjustments to continuing operations	(172)	(233)	(214)	(268)
Less: Provision for income tax (expense) benefit	118	(106)	151	(82)
Less: Income (loss) from discontinued operations, net of income tax	1	4	(60)	7
Add: Net income (loss) attributable to noncontrolling interest	(2)	(8)	5	(10)

Operating earnings available to common shareholders	$507	$142	$1,074	$289

Japan:
Net income (loss) available to MetLife, Inc.’s common shareholders	$330	$—	$592	$—
Less: Net investment gains (losses)	(47)	—	(94)	—
Less: Net derivative gains (losses)	135	—	127	—
Less: Other adjustments to continuing operations	46	—	57	—
Less: Provision for income tax (expense) benefit	(48)	—	(32)	—
Add: Net income (loss) attributable to noncontrolling interest	1	—	1	—

Operating earnings available to common shareholders	$245	$—	$535	$—

Other International Regions:
Net income (loss) available to MetLife, Inc.’s common shareholders	$(80)	$80	$57	$193
Less: Net investment gains (losses)	(33)	5	(145)	(29)
Less: Net derivative gains (losses)	(261)	260	(185)	266
Less: Other adjustments to continuing operations	(218)	(233)	(271)	(268)
Less: Provision for income tax (expense) benefit	166	(106)	183	(82)
Less: Income (loss) from discontinued operations, net of income tax	1	4	(60)	7
Add: Net income (loss) attributable to noncontrolling interest	(3)	(8)	4	(10)

Operating earnings available to common shareholders	$262	$142	$539	$289

Banking, Corporate & Other:
Net income (loss) available to MetLife, Inc.’s common shareholders	$(207)	$(77)	$(501)	$(182)
Less: Net investment gains (losses)	(102)	(102)	(100)	(110)
Less: Net derivative gains (losses)	1	72	(79)	53
Less: Other adjustments to continuing operations	(93)	(33)	(150)	(53)
Less: Provision for income tax (expense) benefit	67	24	111	41
Less: Income (loss) from discontinued operations, net of income tax	1	—	1	—
Add: Net income (loss) attributable to noncontrolling interest	(5)	(3)	(5)	(2)
Add: Preferred stock redemption premium	—	—	146	—

Operating earnings available to common shareholders	$(86)	$(41)	$(143)	$(115)